Exhibit 99.1

Vonage’s First Quarter Highlighted by Innovation on Vonage Business Cloud Platform and Strong Business Cloud Growth

•	Vonage Business Revenues of $137 Million, a 22% increase

◦	Revenues from Nexmo, the Vonage API Platform, Increased 60% GAAP and 42% Organic

•	Consolidated Revenues of $254 Million, a 4% increase

•	Income from Operations of $18 Million

•	Adjusted OIBDA of $42 Million

Holmdel, NJ, May 8, 2018 - Vonage Holdings Corp. (NYSE: VG), a business cloud communications leader, today announced results for the quarter ended March 31, 2018.
Consolidated Results
“We are proud of our strong first quarter financial results and the progress we are making transforming Vonage into a cloud communications leader,” said Vonage CEO Alan Masarek. “We believe that communications is key to driving business transformation. Our unique platform strategy of combining unified communications and embedded communications is delivering better business outcomes to our customers by linking employee and customer communications seamlessly into company workflows.”
For the first quarter of 2018, Vonage reported revenues of $254 million, a 4% increase from the year ago quarter. Income from Operations was $18 million, up from $5 million in the prior year. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 was $42 million, up from $37 million in the prior year. GAAP net income was $25 million or $0.11 per share, up from $6 million or $0.03 per share in the year ago quarter. Adjusted net income2 was $31 million or $0.13 per share, up from $15 million or $0.07 per share in the year ago quarter.

Business Segment Results and Highlights
Vonage Business total revenues were $137 million, representing 54% of total consolidated revenues and 22% GAAP growth.

•	UCaaS revenues were $95 million, of which $74 million were service revenues. Service revenues increased 16% year-over-year on an organic[3] basis.

•	Nexmo revenues (which are all service revenues) were $42 million, a year-over-year increase of 42% on an organic[4] basis.

•	Increased registered developers on the Nexmo API Platform to 485,000, a sequential increase of 55,000.

•	Launched a new comprehensive channel program to accelerate adoption of business cloud communications in mid-market and enterprise segments.

•	Announced Vee, a virtual assistant chatbot enabling Vonage Business Cloud users to streamline managing account services via simple, natural language text commands.
The Company created new Vonage Business KPIs to better reflect how it manages its UCaaS and Nexmo products on a combined basis. The new KPIs are:

•
Service Revenue per Customer, which includes UCaaS and Nexmo products. The Company is providing this metric to enable investors to track Vonage’s “land and expand” strategy and its move to the mid-market and Enterprise. Service revenue per customer in the first quarter of 2018 was $328, a 3% year-over-year increase.

•	Business Churn, which measures revenue churn on a combined basis, was 1.2% in the first quarter of 2018, consistent with the year ago quarter.

Consumer Segment Results and Highlights

•	Consumer revenues were $117 million in the first quarter of 2018 compared to $132 million in the prior year, a decline of 11%.

•	Consumer customer churn was 1.9%, flat sequentially and down from 2.2% in the year ago quarter.

•	Average revenue per line (“ARPU”) in Consumer was $26.58, up from $26.10 in the year ago period.

•	The Consumer segment ended the first quarter with approximately 1.4 million subscriber lines.

•	Consumer’s tenured customers, defined as those with the Company for more than two years, increased to 83% of the base. The churn rate of this tenured cohort is 1.4%.

Conference Call and Webcast
Management will host a conference call to discuss first quarter 2018 financial results and other matters at 8:30 AM Eastern Time. To participate, please dial (866) 891-8177. International callers should dial (412) 902-6756.

A live webcast of the event will be available on the Vonage Investor Relations website. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage’s Investor Relations website or by dialing (877) 344-7529 or (412) 317-0088, passcode 10119659.

(1)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 5 for a reconciliation to GAAP net income.

(3)	We define organic UCaaS growth as the increase in UCaaS revenues after giving pro forma effect for the exclusion of one-time items. See Table 3 for reference.

(4)
We define organic Nexmo growth as the increase in Nexmo revenues after giving pro forma effect for the change in accounting treatment with respect to certain Nexmo revenues being recognized on a gross rather than net basis. See Table 3 for reference.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(unaudited)	(unaudited)	(unaudited)

Statement of Operations Data:
Revenues	$253,573	$254,020	$243,347

Operating Expenses:
Cost of revenues (excluding depreciation and amortization of $6,434, $6,811, and $6,782, respectively)	103,567	103,266	94,889
Sales and marketing	77,136	78,006	81,931
Engineering and development	10,820	7,634	8,370
General and administrative	27,582	24,126	35,086
Depreciation and amortization	16,800	18,003	17,947
	235,905	231,035	238,223
Income from operations	17,668	22,985	5,124
Other income (expense):
Interest expense	(3,161)	(3,483)	(3,703)
Other income (expense), net	(253)	327	(215)
	(3,414)	(3,156)	(3,918)
Income before income tax	14,254	19,829	1,206
Income tax benefit (expense)	10,270	(75,102)	4,707
Net income (loss)	$24,524	$(55,273)	$5,913
Earnings (loss) per common share:
Basic	$0.11	$(0.24)	$0.03
Diluted	$0.10	$(0.24)	$0.02
Weighted-average common shares outstanding:
Basic	233,034	229,339	220,371
Diluted	248,481	229,339	239,486

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
	(unaudited)	(unaudited)	(unaudited)

Statement of Cash Flow Data:
Net cash provided by operating activities	$23,468	$47,458	$17,261
Net cash used in investing activities	(6,397)	(7,111)	(6,759)
Net cash used in financing activities	(25,062)	(39,485)	(13,540)
Capital expenditures, intangible assets, and development of software assets	(6,397)	(8,061)	(7,081)

	March 31,	December 31,
	2018	2017
	(unaudited)
Balance Sheet Data (at period end):
Cash and cash equivalents	$23,536	$31,360
Restricted cash	1,835	1,967
Accounts receivable, net of allowance	43,927	44,159
Inventory, net of allowance	2,934	2,971
Prepaid expenses and other current assets	34,006	31,285
Property and equipment, net	44,296	46,754
Goodwill	377,735	373,764
Software, net	22,511	22,252
Deferred customer acquisition costs, current and non-current	38,138	—
Intangible assets, net	166,506	173,270
Deferred tax assets	111,653	110,892
Other assets	20,647	20,007
Total assets	$887,724	$858,681
Accounts payable and accrued expenses	$105,666	$115,472
Deferred revenue, current and non-current	29,180	30,576
Total notes payable, net of debt related costs and indebtedness under revolving credit facility, including current portion	232,915	232,515
Other liabilities	7,765	7,220
Total liabilities	$375,526	$385,783
Total stockholders' equity	$512,198	$472,898

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(Amounts in thousands, except per line/seat amounts)
(unaudited)
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues:
Service	$116,302	$113,304	$91,797
Access and product (1)	12,531	13,349	13,854
Service and Access and product	128,833	126,653	105,651
USF	7,835	7,447	6,151
Total Business Revenues	$136,668	$134,100	$111,802

Cost of Revenues:
Service (2)	$52,982	$50,013	$37,409
Access and product (1)	14,491	14,369	14,988
Service and Access and product	67,473	64,382	52,397
USF	7,840	7,447	6,151
Cost of Revenues	$75,313	$71,829	$58,548

Service margin %	54.4%	55.9%	59.2%
Gross margin % ex-USF (Service and Access and product margin %)	47.6%	49.2%	50.4%
Gross margin %	44.9%	46.4%	47.6%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $4,973, $5,169, and $4,875 for the quarters ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues:
Service	$104,394	$107,674	$119,117
Access and product (1)	91	27	203
Service and Access and product	104,485	107,701	119,320
USF	12,420	12,219	12,225
Total Business Revenues	$116,905	$119,920	$131,545

Cost of Revenues:
Service (2)	$14,014	$17,485	$22,100
Access and product (1)	1,794	1,733	2,016
Service and Access and product	15,808	19,218	24,116
USF	12,446	12,219	12,225
Cost of Revenues	$28,254	$31,437	$36,341

Service margin %	86.6%	83.8%	81.4%
Gross margin % ex-USF (Service and Access and product margin %)	84.9%	82.2%	79.8%
Gross margin %	75.8%	73.8%	72.4%
(1) Includes customer premise equipment, access, and shipping and handling.
(2) Excludes depreciation and amortization of $1,461, $1,642, and $1,907 for the quarters ended March 31, 2018, December 31, 2017, and March 31, 2017, respectively.

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA - (Continued)
(unaudited)
The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Service revenue per customer	$328	$328	$317
Business revenue churn	1.2%	1.2%	1.2%
Average monthly revenues per seat (1)	$42.70	$43.71	$43.98
Seats (at period end) (1)	751,199	727,085	658,792
UCaaS revenue churn (1)	1.3%	1.2%	1.4%
(1) UCaaS only
The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Average monthly revenues per line	$26.58	$26.33	$26.10
Subscriber lines (at period end)	1,439,669	1,492,067	1,648,927
Customer churn	1.9%	1.9%	2.2%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP BUSINESS REVENUES TO ADJUSTED BUSINESS REVENUES
(Amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Total Business revenues(1)	$136,668	$134,100	$111,802

Total UCaaS revenues (1)	$94,680	$94,215	$85,557
Hosted Infrastructure Sale	—	—	(1,621)
Adjusted total UCaaS revenues	94,680	94,215	83,936
Less: Product revenues	12,531	13,349	13,854
Less: USF revenues	7,835	7,447	6,151
Adjusted total UCaaS service revenues	$74,314	$73,419	$63,931

Total CPaaS revenues (1)	$41,988	$39,885	$26,245
Net-to-gross revenue reporting adjustment	—	—	3,374
Adjusted total CPaaS revenues	$41,988	$39,885	$29,619
(1) Total Business revenues is comprised of revenues from UCaaS and CPaaS

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Income from operations	$17,668	$22,985	$5,124
Depreciation and amortization	16,800	18,003	17,947
Share-based expense	6,709	8,035	7,064
Acquisition related transaction and integration costs	—	—	139
Organizational transformation	109	1,101	—
Acquisition related consideration accounted for as compensation	827	823	6,763
Adjusted OIBDA	42,113	50,947	37,037
Less:
Capital expenditures	(3,250)	(6,125)	(3,701)
Acquisition and development of software assets	(3,147)	(1,936)	(3,380)
Adjusted OIBDA Minus Capex	$35,716	$42,886	$29,956

VONAGE HOLDINGS CORP.
TABLE 5. RECONCILIATION OF GAAP NET INCOME TO
NET INCOME EXCLUDING ADJUSTMENTS
(Amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Net income (loss)	$24,524	$(55,273)	$5,913
Amortization of acquisition - related intangibles	8,830	9,220	8,999
Acquisition related transaction and integration costs	—	—	139
Acquisition related consideration accounted for as compensation	827	823	6,763
Organizational transformation	109	1,101	—
Tax impact on TCJA	—	69,378	—
Tax effect on adjusting items	(3,301)	(4,604)	(6,569)
Adjusted net income (loss)	$30,989	$20,645	$15,245
Earnings (loss) per common share:
Basic	$0.11	$(0.24)	$0.03
Diluted	$0.10	$(0.24)	$0.02
Weighted-average common shares outstanding:
Basic	233,034	229,339	220,371
Diluted	248,481	229,339	239,486
Earnings (loss) per common share, excluding adjustments:
Basic	$0.13	$0.09	$0.07
Diluted	$0.12	$0.08	$0.06
Weighted-average common shares outstanding:
Basic	233,034	229,339	220,371
Diluted	248,481	245,725	239,486

VONAGE HOLDINGS CORP.
TABLE 6. FREE CASH FLOW
(Amounts in thousands)
(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017

Net cash provided by operating activities	$23,468	$47,458	$17,261
Less:
Capital expenditures	(3,250)	(6,125)	(3,701)
Acquisition and development of software assets	(3,147)	(1,936)	(3,380)
Free cash flow	$17,071	$39,397	$10,180

VONAGE HOLDINGS CORP.
TABLE 7. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2018	2017
Current maturities of capital lease obligations	$81	$140
Current portion of notes payable	18,750	18,750
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	214,165	213,765
Unamortized debt related cost	585	672
Gross debt	233,581	233,327
Less:
Unrestricted cash	23,536	31,360
Net debt	$210,045	$201,967

About Vonage
Vonage (NYSE: VG) is redefining business communications. True to our roots as a technology disruptor, we've embraced technology to transform how companies communicate to create better business outcomes. Our unique cloud communications platform brings together a robust unified communications solution with the agility of embedded communications APIs. This powerful combination enables businesses to collaborate more productively and engage their customers more effectively across messaging, chat, social media, video and voice.

The Company also provides a robust suite of feature-rich residential communication solutions.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey, with offices throughout the United States, Europe, Asia, and Israel. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc. For more information, visit www.vonage.com.

Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by Regulation G adopted by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash), free cash flow and adjusted revenues.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, organizational transformation costs and loss on sublease.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation and change in contingent consideration, organizational transformation costs and loss on sublease.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.
The Company does not reconcile its forward-looking adjusted OIBDA to the corresponding GAAP measure of income from operations due to the significant variability and difficulty in making accurate forecasts with respect to the various expenses we exclude, as they may be significantly impacted by future events the timing and nature of which are difficult to predict or are not within the control of management.  As such, the Company has determined that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure is not available without unreasonable effort.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition-related intangible assets, acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related transaction and integration costs, change in contingent consideration, acquisition related consideration accounted for as compensation, loss on sublease and tax effect on adjusting items are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, and capital lease obligations, net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, purchase of intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Adjusted Revenues
Vonage uses adjusted Business revenues to illustrate the impact of one-time items for UCaaS and CPaaS revenues.

Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: he competition we face; the expansion of competition in the cloud communications market; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost effectively; the risk associated with developing and maintaining effective internal sales teams and effective distribution channels; risks related to the acquisition or integration of businesses we have acquired; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third party hardware and software; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to comply with data privacy and related regulatory matters; our ability to obtain or maintain relevant intellectual property licenses; failure to protect our trademarks and internally developed software; fraudulent use of our name or services; intellectual property and other litigation that have been and may be brought against us; reliance on third parties for our 911 services; uncertainties relating to regulation of business services; risks associated with legislative, regulatory or judicial actions regarding our business products; risks associated with operating abroad; risks associated with the taxation of our business; risks associated with a material weakness in our internal controls; governmental regulation and taxes in our international operations; liability under anti-corruption laws or from governmental export controls or economic sanctions; our dependence on our customers' broadband connections; restrictions in our debt agreements that may limit our operating flexibility; foreign currency exchange risk; our ability to obtain additional financing if required; any reinstatement of holdbacks by our credit card processors; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; certain provisions of our charter documents/ and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
(vg-f)